UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 1, 2022

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio

(State or other jurisdiction of incorporation)

001-36613

(Commission File Number)

34-1585111

(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MBCN	The NASDAQ Stock Market, LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 1, 2022, Middlefield Banc Corp. (the “Company”) completed its previously announced merger with Liberty Bancshares, Inc. (“Liberty”), pursuant to the Agreement and Plan of Merger, dated as of May 26, 2022, by and among the Company, MBCN Merger Subsidiary, LLC, a wholly owned subsidiary of the Company (“Merger Sub”) and Liberty (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”) Liberty merged with and into Merger Sub (the “Merger”), with Merger Sub as the surviving entity in the Merger. Promptly following the consummation of the Merger, Merger Sub was dissolved and liquidated and Liberty National Bank, the banking subsidiary of Liberty, merged with and into The Middlefield Banking Company (“Middlefield Bank”), with Middlefield Bank as the surviving bank (the “Bank Merger”).

Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, the shares of voting common stock, $1.25 par value per share, and the shares of non-voting common stock, no par value, of Liberty common stock issued and outstanding immediately prior to the Effective Time, were converted, in accordance with the procedures set forth in the Merger Agreement, into the right to receive, without interest, 2.752 shares of the common stock, no par value per share, of the Company. No fractional Company common shares were issued in the Merger, and Liberty’s shareholders became entitled to receive cash in lieu of fractional Company common shares.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, included as Exhibit 2.1 to the Current Report on Form 8-K that the Company filed on May 27, 2022, and incorporated herein by reference. The issuance of shares of Company common stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-266694) filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective on September 22, 2022 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Effective with the completion of the Merger, the title of James R. Heslop, II changed from President and Chief Executive Officer of the Company and Middlefield Bank to Chief Executive Officer of those entities, and Ronald L. Zimmerly, Jr. was appointed as President of the Company and Middlefield Bank. Mr. Zimmerly, 58, has served as President and Chief Executive Officer, and as a director, of Liberty and Liberty National Bank since 2010. The Merger Agreement requires the Company to appoint Mr. Zimmerly to the additional positions of Chief Executive Officer of the Company and Middlefield Bank by January 1, 2024, unless the Company’s board of directors determines otherwise by the affirmative vote of at least 80% of the Company’s directors exclusive of Mr. Zimmerly acting as a director.

As previously described in the Joint Proxy Statement/Prospectus, for his service as President of the Company and Middlefield Bank, Mr. Zimmerly will receive an annual base salary of $295,000 and will be eligible to participate in Middlefield Bank’s annual cash incentive plan at a maximum target benefit of 24% of base salary subject to satisfaction of performance metrics. Mr. Zimmerly will also be entitled to participate in a variable benefit deferred compensation plan of the type available to other executive officers of the Company under which he will receive an annual contribution equal to 5% to 15% of his base salary until he reaches age 65. Contributions exceeding 5% of salary are conditional on achievement of performance goals involving: (x) Middlefield Bank’s net income for the plan year and (y) Middlefield Bank’s peer rankings for the plan year, based on the top 50% of all FDIC-insured commercial banks having assets between $1 billion and $3 billion as reported on the UBPR available from the Federal Financial Institutions Examination Council’s website at www.ffiec.gov/UBPR.htm.

Mr. Zimmerly and the Company will enter into a severance agreement similar to change-in-control agreements the Company entered into with its executive officers in 2019. In the event of a change in control followed within 24 months by Mr. Zimmerly’s involuntary termination of employment without cause or voluntary termination for good reason, the severance agreement promises a lump-sum payment calculated as two times the executive’s salary and the executive’s cash bonus and cash incentive compensation. The severance agreement also promises continued life, health, and disability insurance coverage for 24 months after employment termination. Mr. Zimmerly will also receive a restricted stock award with a value of $325,000, which will vest ratably over a three-year period, provided that Mr. Zimmerly remains continuously employed by the Company. Vesting of the restricted stock grant will accelerate in the event of good reason resignation, involuntary termination without cause, or Mr. Zimmerly’s resignation because the Company’s board of directors does not appoint Mr. Zimmerly to the positions of Chief Executive Officer of the Company and Middlefield Bank by January 1, 2024. Mr. Zimmerly would receive severance compensation equal to two times base salary if he resigns because he is not appointed as CEO of the Company and the Bank by January 1, 2024, unless termination of employment before January 1, 2024 results from involuntary termination for cause, with “cause” determined by the affirmative vote of at least 2/3 of the Company’s directors exclusive of Mr. Zimmerly’s vote as a director.

For a description of the severance agreement and additional information regarding the arrangements and transactions with respect to Liberty’s executive officers in connection with the Merger, see the section in the Joint Proxy Statement/Prospectus entitled “Interests of Liberty’s Directors and Certain Executive Officers in the Merger.” Such description is incorporated herein by reference.

(d)    Effective upon the consummation of the Merger and in accordance with the terms of the Merger Agreement, the board of directors of the Company (i) increased the size of the board of directors from nine to 12 members, and (ii) appointed former Liberty board members Ronald L. Zimmerly, Jr. and Mark R. Watkins, and Spencer T. Cohn, a principal of Castle Creek Capital Partners, VI, LP, to the board of directors. Mr. Watkins will serve as a Class I director until the Company’s 2023 annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal; Mr. Zimmerly will serve as a Class II director until the Company’s 2024 annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal; and Mr. Cohn will serve as a Class III director until the Company’s 2025 annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Zimmerly will serve on the board’s Executive Committee, Mr. Watkins will serve on the board’s Audit Committee, and Mr. Cohn will serve on the board’s Compensation Committee.

As non-employee directors, each of Messrs. Watkins and Cohn will be eligible to receive compensation in the same manner as the Company’s other non-employee directors, including an annual retainer, consistent with the description in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 5, 2022. The Company will enter into an indemnification agreement with each of Messrs. Zimmerly, Watkins and Cohn in a manner consistent with the agreements entered into with the Company’s existing directors, the form of which was filed as an exhibit to the Company’s registration statement on Form 10, Amendment No. 1, filed on June 14, 2001.

There are no family relationships between any of Messrs. Zimmerly, Watkins and Cohn and any of the Company’s directors or executive officers. The Company has not entered into any transactions with the foregoing individuals that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)    In connection with the closing of the Merger, the Company’s board of directors approved payment of a discretionary incentive bonus of approximately $150,000 and $100,000 to CEO James R. Heslop, II, and SVP, CFO and Treasurer Donald J. Stacy, respectively. One half of the award is payable in cash and the balance is payable in immediately vested shares. The stock portion of each bonus payable in shares will be based upon the closing price of Middlefield Banc Corp. common stock on December 1, 2022. The discretionary incentive bonus rewards Messrs. Heslop and Stacy for their efforts in completing the Merger with Liberty.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Joint Proxy Statement/Prospectus included proposed amendments to the Company’s code of regulations (the “Code”) that became effective on November 8, 2022, upon receiving the approval of the Company’s shareholders at a special meeting of Company shareholders. The Code was amended to create the Chief Executive Officer position as a separate position so that the position of Chief Executive Officer and the position of President can be held by different individuals. The Code amendment also revised the description of the duties of the Company’s President. The Code amendment allowed the Company’s board of directors to appoint Mr. Heslop and Mr. Zimmerly as Chief Executive Officer and as President, respectively, of the Company.

The foregoing description of the amendments to the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On December 1, 2022, the Company issued a press release announcing the completion of the Merger. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger by and among Middlefield Banc Corp., MBCN Merger Subsidiary, LLC and Liberty Bancshares, Inc. dated May 26, 2022 incorporated by reference to Exhibit 2.1 of Middlefield Banc Corp.’s Form 8-K Current Report and Form 425 filed on May 27, 2022 (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

3.2	Regulations of Middlefield Banc Corp.

99.1	Press Release dated December 1, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: December 1, 2022	/s/ James R. Heslop, II
CEO